Exhibit (s)(2)

POWER OF ATTORNEY

The undersigned Director does constitute and appoint each of Bruce N. Alpert, Andrea R. Mango and John C. Ball as his true and lawful attorney-in-fact to execute and sign a Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Gabelli Convertible and Income Securities Fund Inc. (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Director himself might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned Director has executed this Power of Attorney as of the 2nd day of July, 2018.

Signature	Title

/s/ Anthony S. Colavita
Anthony S. Colavita	Director